UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2023

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2023, Saratoga Investment Corp. (the “Company”) entered into the First Amendment (the “Amendment”) to the Credit and Security Agreement, dated as of October 4, 2021 (the “Credit Agreement”), by and among Saratoga Investment Fund II LLC, a wholly owned subsidiary of the Company, as borrower (the “Borrower”), the Company, as equityholder and as collateral manager, the lenders party thereto, and Encina Lender Finance, LLC, as administrative agent and as collateral agent, and agreed to and acknowledged by U.S. Bank National Association, as custodian, and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as collateral administrator, relating to the Borrower’s senior secured revolving credit facility (the “Encina Credit Facility”). The Amendment, among other things: (i) increased the borrowings available under the Encina Credit Facility from up to $50.0 million to up to $65.0 million; (ii) changed the underlying benchmark used to compute interest under the Credit Agreement from LIBOR to Term SOFR for a one-month tenor plus a 0.10% credit spread adjustment; (iii) increased the applicable effective margin rate on borrowings from 4.00% to 4.25%; (iv) extended the revolving period from October 4, 2024 to January 27, 2026; (v) extended the period during which the Borrower may request one or more increases in the borrowings available under the Encina Credit Facility (each such increase, a “Facility Increase”) from October 4, 2023 to January 27, 2025, and increased the maximum borrowings available pursuant to such Facility Increase from $75.0 million to $150.0 million; (vi) revised the eligibility criteria for eligible collateral loans to exclude certain industries in which an obligor or related guarantor may be involved; and (vii) amended the provisions permitting the Borrower to request an extension in the Commitment Termination Date (as defined in the Credit Agreement) to allow requests to extend any applicable Commitment Termination Date, rather than a one-time request to extend the original Commitment Termination Date, subject to a notice requirement.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Credit and Security Agreement, dated as of January 27, 2023, by and among Saratoga Investment Fund II LLC, as borrower, Saratoga Investment Corp., as equityholder and as collateral manager, the lenders party thereto, Encina Lender Finance, LLC, as administrative agent and as collateral agent, U.S. Bank National Association, as custodian, and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as collateral administrator.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: February 2, 2023	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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